Exhibit 5.1

2100 L STREET, NW SUITE 900 WASHINGTON, D.C. 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM	MORRISON & FOERSTER LLP BEIJING, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C

October 1, 2021

Board of Directors

Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Vontier Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale of one or more series of the following securities of the Company: (i) shares of common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of preferred stock, no par value per share (the “Preferred Stock”); (iii) depositary receipts representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities (the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) contracts to purchase Common Stock (the “Stock Purchase Contracts”); and (vii) units composed of Stock Purchase Contracts and either Debt Securities or certain debt obligations of third parties (the “Stock Purchase Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

Vontier Corporation

October 1, 2021

Page Two

For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and bylaws and applicable provisions of Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Debt Securities will be issued under an indenture between the Company and a specified trustee (the “Trustee”) in the form filed as Exhibit 4.1 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Indenture”); (vii) any Depositary Shares will be issued under one or more deposit agreements, each deposit agreement to be between the Company and the financial institution identified therein as depositary in the form filed as Exhibit 4.3 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Deposit Agreements”); (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a bank, trust company, or other financial institution identified therein as warrant agent (a) in the form filed as Exhibit 4.4 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms, with respect to Warrants to purchase Common Stock or Preferred Stock, or (b) in the form filed as Exhibit 4.5 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms, with respect to Warrants to purchase Debt Securities (collectively, the “Warrant Agreements”); (ix) any Stock Purchase Contracts will be issued under one or more stock purchase agreements, each to be between the Company and the holders identified therein (the “Stock Purchase Agreements”); (x) any Stock Purchase Units will be issued under one or more unit agreements, each to be among the Company, one or more institutions identified therein as unit agent, and the holders thereof (the “Unit Agreements”) (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) the Company will remain a Delaware corporation; (xiii) upon the issuance of any shares of Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total

Board of Directors

Vontier Corporation

October 1, 2021

Page Three

number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xiv) upon the issuance of any Preferred Stock or Depositary Shares, including Preferred Stock deposited in connection with the issuance of any Depositary Shares and any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xv) with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the Delaware Secretary of State prior to their issuance (the “Preferred Filings”); (xvi) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; (xvii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xviii) the laws of the State of New York will be the governing law with respect to any Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Agreement and Unit Agreement; and (xix) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Deposit Agreement for any Depositary Shares, under the Warrant Agreement for any Warrants, under the Stock Purchase Agreement for any Stock Purchase Contracts and under the Unit Agreement for any Stock Purchase Units, namely, the Trustee, the depositary, the warrant agent, the holder or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Agreement or Unit Agreement, as applicable; that such Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Agreement or Unit Agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Agreement or Unit Agreement, as applicable; and that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission.

Board of Directors

Vontier Corporation

October 1, 2021

Page Four

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. Upon completion of the Board Action, the Common Stock will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

2. Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

3. Upon completion of the Board Action and the due execution and delivery of an Indenture on behalf of the Company and the Trustee, the Debt Securities will be duly authorized and, upon the due authentication by the Trustee and due execution and delivery on behalf of the Company in accordance with such Indenture, will constitute valid and binding obligations of the Company.

4. The depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a Deposit Agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the Deposit Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

5. Upon completion of the Board Action and the due execution and delivery of a Warrant Agreement relating to the Warrants on behalf of the Company and the other parties, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Upon completion of the Board Action and the due execution and delivery of a Stock Purchase Agreement relating to the Stock Purchase Contracts on behalf of the Company and the other parties thereto, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Upon completion of the Board Action and the due execution and delivery of a Unit Agreement relating to the Stock Purchase Units on behalf of the Company and the other parties thereto, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Board of Directors

Vontier Corporation

October 1, 2021

Page Five

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP